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Exhibit 5.2

February 6, 2012

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10110

Ladies and Gentlemen:

        We have acted as special Delaware counsel to Rouse Properties, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company to its stockholders of transferable subscription rights (the "Rights") entitling the holders thereof to purchase up to an aggregate of 13,333,333 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock") (collectively, the "Rights Offering"). The Company has filed a Registration Statement on Form S-11, as amended (File No. 333-177465), (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the "Securities Act"). In this connection you have requested our opinion as to certain matters of Delaware law.

        For purposes of rendering our opinion as expressed herein, we have been furnished with copies of (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement (the "Prospectus"); (iii) the Amended and Restated Certificate of Incorporation of the Company, filed as an Exhibit to the Current Report on Form 8-K of the Company dated January 18, 2012; (iv) the Amended and Restated Bylaws of the Company, filed as an Exhibit to the Current Report on Form 8-K of the Company dated January 18, 2012; (v) the form of Right; (vi) resolutions of the board of directors adopted on October 21, 2011 and February 3, 2012 relating to the Rights and the Shares; (vi) a certificate of the Secretary of the Company, dated the date hereof, as to certain matters, and (vii) a certificate of the Secretary of State of the State of Delaware, dated the date hereof, as to the good standing of the Company.

        With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein; and (e) that all documents submitted to us as forms will be duly completed in a manner consistent with the opinions stated herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

        Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that (i) the Company is validly existing and in good standing as a Corporation under the laws of the State of Delaware, (ii) the Company has the corporate power under the laws of the State of Delaware to issue the Rights, and

(iii) the Rights have been duly authorized for issuance, and when issued in accordance with the terms of the Rights Offering as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus and any supplements thereto. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,

                      /s/ Richards, Layton & Finger, P.A.

CSB/jlf

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  Exhibit 5.2